UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2024

Phoenix Motor Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41414	85-4319789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Lakeview Loop Anaheim, CA	92807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 987-0815

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0004 per share	PEV	The Nasdaq Stock Market LLC

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On January 17, 2024, Phoenix Motor Inc. (the “Company”) filed a Current Report on Form 8-K (the “Current Report”), which reported that the Company completed its acquisition (the “Acquisition”) from Proterra, Inc. and its subsidiary, Proterra Operating Company, Inc. (collectively, “Proterra”), of substantially all of the assets of the Proterra Transit business line.

On April 10, 2024, the Company filed an amendment to the Current Report (the “Amended Current Report”) to include the audited financial statements and pro forma financial information required by Item 9.01(a) and 9.01(b) of Form 8-K.

The Company has determined that Exhibit 99.1 filed with the Amended Current Report titled “Audited financial statements of the Proterra Transit and Battery Leasing Business for the years ended December 31, 2023 and December 31, 2022” (the “Proterra financial statements”) is incorrect. Ping Xie CPA LLC, the auditor who audited the Proterra financial statements, issued a disclaimer opinion on the Proterra financial statements. However, the Proterra financial statements were mistakenly labeled as “audited” when they should have been labeled as “unaudited”. In addition, due to the reasons described below, the Company does not have the information to properly prepare carved-out financial statements of the business that was acquired. The balance sheet that was presented included significant assets that were not acquired and liabilities that were not assumed. Further, the Company cannot determine if the statement of operations properly reflects the revenue and expenses of the business that was acquired.

In addition, the Company has determined that Exhibit 99.2 filed with the Amended Current Report titled “Unaudited Pro Forma Condensed Combined Balance Sheet of Phoenix Motor Inc. as of December 31, 2023 and Unaudited Pro Forma Condensed Combined Statements of Income for the years ended December 31, 2023 and December 31, 2022” is also incorrect as such financials incorrectly reflected significant assets that were not acquired and liabilities that were not assumed and did not reflect the application of purchase accounting as required by Article 11 of Regulation S-X. As the Company cannot determine if the historical statement of operations properly reflects the revenue and expense of the business that was acquired, it cannot properly prepare the pro forma condensed combined statements of income.

Due to the errors noted above, on April 30, 2024, management of the Company, with the subsequent concurrence of the Company’s Audit Committee, determined that the following financial statements of the Company may no longer be relied upon: (i) the Audited financial statements of the Proterra Transit and Battery Leasing Business for the years ended December 31, 2023 and December 31, 2022, included as Exhibit 99.1 in the Amended Current Report and (ii) the Unaudited Pro Forma Condensed Combined Balance Sheet of Phoenix Motor Inc. as of December 31, 2023 and Unaudited Pro Forma Condensed Combined Statements of Income for the years ended December 31, 2023 and December 31, 2022, included as Exhibit 99.2 in the Amended Current Report.

The audited financial statements of Proterra required by Item 9.01(a) of Form 8-K is not available due to the following reasons: (i) Proterra had three business groups and the three Proterra business groups were integrated and worked together to fulfill customers’ orders, and Proterra does not have standalone data for any of its three business groups, including employee data; and (ii) Proterra did not grant access to the Company of Proterra’s prior years’ consolidated financial data due to the integrated nature of this data. Furthermore, due to significant personnel turnover in the accounting and finance departments of Proterra, the Company lacks the historical knowledge and data to recreate the standalone financial statements for each business group for prior periods. The pro forma financial information in connection with the Acquisition required by Item 9.01(b) of Form 8-K is also not available due to the same reasons stated above.

Management and the Audit Committee of the Company are evaluating the impact of the errors in the previously issued financial statements on its assessments of the effectiveness of its disclosure controls and procedures as of the applicable periods.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2024	PHOENIX MOTOR INC.

	By:	/s/ Xiaofeng Denton Peng
	Name:	Xiaofeng Denton Peng
	Title:	Chief Executive Officer and Chairman of the Board

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